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                                                                      EXHIBIT 21

                               KCS ENERGY, INBC.

List of Wholly-Owned Subsidiaries

         KCS Resources, Inc.
                    Medallion California Properties Company
         KCS Energy Services, Inc.
         Proliq, Inc.